Exhibit 99.1

FS Credit Opportunities Corp. listing overview

Summary

FS Credit Opportunities Corp. (the “Fund” or “FSCO”) listed its shares on the New York Stock Exchange (NYSE) on November 14 through a direct listing. The Fund ranks as one of the largest credit-focused closed-end funds by asset size in the market with an attractive dividend yield, strong track record and differentiated strategy investing in public and private credit.

The second phase of the listing will occur on February 13, 2023, through which an additional 1/3 of all shares will be available for trading.

Overview

Ticker	●	NYSE: FSCO
Listing	●	November 14, 2022
	●	Shareholders and the Fund’s board of directors (the “Board”) approved a proposal for the Fund to implement a phased approach to the listing based on the following schedule:
‒ November 14, 2022: up to 1/3 of shares held by all shareholders were made available for trading
Post-listing liquidity		‒ February 13, 2023 (90 days post-listing): an additional 1/3 of shares held by all shareholders will be available for trading. Accounts with balances of $15,000 or less prior to listing had all shares made available for trading at listing.
‒ May 15, 2023 (180 days post-listing): the remaining 1/3 of shares held by all shareholders will be available for trading
	●	On November 18, 2022, the Board announced an increase to the monthly dividend from $0.0425 per share to $0.4595 per share effective with the December dividend. On an annualized basis, the dividend increased from $0.51 per share to approximately $0.59 per share, representing an annualized dividend yield of 9.34% based on the Fund’s net asset value as of December 31, 2022.[1]
	●	The Board declared dividends of $0.04945 per share for January to be paid to shareholders on January 31, 2023.
Dividends	●	An amended and restated distribution reinvestment plan (A&R DRP) became effective upon the listing but remains suspended during the phased listing.
	●	Therefore, monthly dividends will continue to be paid in cash during the three phases of the listing.
	●	We expect the Fund to reinstate the A&R DRP on May 16, 2023 at the conclusion of the third phase of the listing.
	●	Post-listing, client accounts now reflect FSCO’s public market price.
Client accounts	●	To account for the three phases of the listing, a shareholder’s shares were split evenly across three separate accounts at the transfer agent prior to the listing in November with each account holding 1/3 of a shareholder’s total shares at listing.
‒ Upon each phase of the listing, the respective 1/3 of all shares will be made available for trading and automatically moved to a single account.
‒ There is no action financial advisors or shareholders need to take to complete these transactions.
	●	In advance of the second phase of the listing, an account maintenance freeze will go into effect at the Fund’s transfer agent from February 1, 2023 to February 13, 2023.
Account freeze	●	After February 13, 2013, shareholders may be able to re-register accounts or change custodians for shares held with SS&C Technologies, Inc. (transfer agent) during the phased liquidity subject to broker dealer and clearing firm policies and procedures.

1 The payment of future dividends on FSCO’s common shares is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future dividends.

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FS Credit Opportunities Corp. listing overview

Listing considerations

1. Why list FSCO’s shares on the NYSE?

●	In addition to providing shareholders with enhanced liquidity of their shares, we believe the Fund and portfolio will be competitively positioned in the public markets.

‒	Fully scaled credit platform: As of September 30, 2022, the Fund managed $2.1 billion in assets, ranking as one of the largest public credit-focused closed-end funds by asset size. The portfolio management team, led by Andrew Beckman and Nick Heilbut, leverages the full resources, infrastructure, and expertise of FS Investments, a $35 billion alternative asset manager.

‒	Strong track record: The Fund has outperformed high yield bonds by 227 basis points and loans by approximately 136 basis points per year since Andrew Beckman and the FS Investments Liquid Credit & Special Situations team assumed all portfolio management responsibilities in January 2018 through November 30, 2022.[2]

‒	Competitive dividend: On November 18, 2022, the Board announced an increase to the monthly dividend from $0.0425 per share to $0.04945 per share effective with the December dividend. On an annualized basis, the dividend increased from $0.51 per share to approximately $0.59 per share, representing an annualized dividend yield of 9.34% based on the Fund’s net asset value as of December 31, 2022.[3]

‒	Diversified credit strategy: FSCO invests in non-traditional areas of the public and private credit markets where a yield or return premium may exist due to complexity, illiquidity or a result of corporate events. Especially in today’s challenging environment for traditional fixed income, we believe having a flexible strategy to invest across private and public credit markets is critical to generating differentiated returns and managing risk.

▪	Diversified portfolio:[4]

82% senior secured debt[5]	85 portfolio companies
64% floating rate assets[6]	Low average duration: 1.0 years[7]

2. When will FSCO’s shares be available for trading?

●	Shareholders and the Fund’s Board approved a proposal for the Fund to implement a phased approach to the listing. Shares will be available for trading based on the following schedule:

‒	At listing: up to 1/3 of shares held by all shareholders were available for trading

‒	90 days post-listing: an additional 1/3 of shares held by all shareholders will be available for trading

‒	180 days post-listing: the remaining 1/3 of shares held by all shareholders will be available for trading

3. What is the purpose of the phased approach for the listing?

●	The phased approach is intended to help ease the anticipated downward pressure on the market price of the Fund’s shares in the period shortly following the listing.

●	While we believe there are compelling reasons for shareholders to continue holding their shares after a listing, we understand that some investors may prefer to have full liquidity of their shares in the period immediately following the listing.

2 Bonds are represented by the ICE BofAML U.S. High Yield Bond Index. Loans are represented by the Credit Suisse Leveraged Loan Index.

3 The payment of future dividends on FSCO’s common shares is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future dividends.

4 Based on fair value as of September 30, 2022.

5 Senior secured debt includes first lien loans, second lien loans and senior secured bonds.

6 Includes floating rate assets on a look-through basis within the FSCO’s Asset Based Finance investments.

7 As of September 30, 2022. Includes all debt investments. Duration measures the sensitivity of a fixed income investment’s price to changes in interest rates and is measured in years. A duration of 1.0 years suggests that a 1% rise in interest rates would equate to a 1.0% decline in FSCO’s NAV and vice versa as rates fall.

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●	When studying prior direct listings, we recognize that there has been a tendency for shareholders to sell their shares in the period immediately after the listing, regardless of underlying fund performance or the level of income paid by the fund. In some cases, the volume of shares sold significantly outweighed demand for the shares, resulting in downward pressure on stock prices.

●	Therefore, the phased approach is intended to ease the anticipated downward pressure on FSCO’s share price in the period immediately following the listing since FSCO’s public share price may be more influenced by an imbalance in supply (existing shareholders seeking to sell their shares) and demand (existing and new investors seeking to buy shares) than the Fund’s fundamental performance.

4. What is the difference between a direct listing and an initial public offering?

●	The difference between a direct listing and initial public offering: The Fund’s shares commenced trading through a direct listing of its shares on the NYSE – not an initial public offering, or IPO.

‒	This is an important distinction because in an IPO, a company issues new shares and raises new capital in the public markets at a pre-determined offering price.

‒	This compares to a direct listing like FSCO’s, where no new shares were sold in the market and the stock price was not determined prior to the listing.

‒	Rather, FSCO’s public share price is based on supply from current shareholders seeking to sell their shares and demand from existing and new investors looking to purchase shares of the Fund’s common stock.

‒	Over time, if supply significantly outweighs demand, meaning there are more sellers than buyers, FSCO’s share price may fall and trade at a discount to the Fund’s net asset value. If supply and demand is more balanced, however, FSCO share’s price may trade closer to its net asset value.

	FSCO’s direct listing	Initial public offering (IPO)
Initial trading price	Market-driven (supply & demand)	Set price prior to listing
New shares issued	No	Yes
New capital raised by company	No	Yes
Road shows with new potential investors	Yes	Yes

Account maintenance & reporting

5. Will there be an account freeze prior to each phase of the listing?

●	Yes. An account maintenance freeze will go into effect on February 1, 2023 prior to the completion of the second phase of the listing on February 13, 2022. At that time, an additional 1/3 of the shares will be available for trading.

●	Subject to broker dealer and clearing firm policies and procedures, shareholders may be able to re-register accounts or change custodians for shares held with SS&C Technologies, Inc. (transfer agent) during the phased liquidity.

6. How can I sell my shares?

●	For shares held with a custodian such as Ameriprise, Cetera, Charles Schwab, LPL, Pershing, NFS, TD Ameritrade or Wells Fargo Clearing, there is no action you need to take prior to the respective phase of the listing. Your FSCO shares will be available for trading after each phase of the listing. You may also continue to hold your shares in your brokerage account or transfer the shares to a fee-based account, where applicable, upon the completion of each phase of the listing.

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●	For accounts where FSCO shares are not currently held by a custodian, your shares are likely held by SS&C Technologies, Inc. the Fund’s transfer agent (formerly known as DST Systems). There is no action required unless you would like to buy or sell shares after the completion of each phase of the listing. You can buy or sell shares through two ways:

‒	First, you can work with a financial advisor to open a new brokerage account or transfer your shares to an existing brokerage account once the Fund’s shares have been made available for trading. Contact your financial institution to discuss their preferred process for transferring shares. In most cases, the brokerage firm may require the submission of their proprietary transfer form along with a Direct Registration Transaction Advice, or DRTA. The Fund will mail your DRTA shortly prior to the completion of each phase of the listing.

▪	Moving shares typically takes 2-3 business days, depending on the brokerage firm’s policies and procedures. Please note that you will receive a DRTA for each phase of the listing in order to transfer your shares to your brokerage account. Again, there is no action you need to take unless you wish to buy additional shares or sell your shares at each phase of the listing.

‒	If you do not wish to transfer your shares to a brokerage account, the second option is to sell your shares through the Direct Liquidation Program through the Fund’s transfer agent. You will need to complete the Fund’s liquidation form which will be available on our website at www.fsinvestments.com or www.fsproxy.com.

7. What will happen to my shares during the phased listing process?

●	To account for the three phases of the listing, shares were split evenly across three separate accounts at the transfer agent, which we refer to as Account 1, Account 2 and Account 3 below. Since the listing, client accounts reflect the public market price of FSCO’s common stock across all three accounts.

‒	Shares in Account 1 were free to trade at listing on November 14, 2022 and were eligible to be moved to a brokerage account while shares in Accounts 2 & 3 were not made available for trading.

‒	90 days following the listing (February 13, 2023), an additional 1/3 of shares will be available for trading through Account 1 and eligible to be moved to a brokerage account. The remaining 1/3 of shares in Account 3 will not be available for trading.

‒	Then, 180 days following the listing (May 15, 2023), the final 1/3 of shares held in Account 3 will be available for trading through Account 1 and will be eligible to be moved to a brokerage account.

‒	For registered stockholders, the transfer agent will continue to issue quarterly statements until shares are moved to a brokerage account.

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Please note there is no action financial advisors or shareholders need to take for these transactions to occur. FS Investments will work closely with the Fund’s transfer agent, broker dealers and custodians to complete these transactions.

Dividends

8. Will FSCO continue to pay monthly dividends?

●	On November 18, 2022, the Board announced an increase to the monthly dividend from $0.0425 per share to $0.04945 per share effective with the December dividend. On an annualized basis, the dividend increased from $0.51 per share to approximately $0.59 per share, representing an annualized dividend yield of 9.34% based on the Fund’s net asset value as of December 31, 2022.[8]

●	The Board declared dividends of $0.04945 per share for January to be paid to shareholders on January 31, 2023.

●	An amended and restated distribution reinvestment plan (A&R DRP) became effective upon the listing but will be suspended during the phased listing. Therefore, monthly dividends will be paid in cash during the three phases of the listing

●	We expect the Fund to reinstate the A&R DRP on May 16, 2023, 181 days following the listing.

9. What should registered shareholders do to prepare their accounts?

●	Registered shareholders who do not hold their shares with a custodian (shares are likely held by the Fund’s transfer agent) are encouraged to add banking instructions to their account in order to receive monthly dividends electronically rather than a physical check delivered to the address on file.

●	Any registered shareholders that would like to update the banking instructions on file can submit an account maintenance form to our transfer agent, SS&C Technologies, Inc.

Tax and other considerations

10. Will each phase of the listing create a taxable event?

●	The listing itself did not create a taxable event. However, if shareholders decide to sell their shares, they could be subject to taxes.

●	Shareholders should consult with their financial and tax advisors before selling their shares in order to best understand their individual tax considerations.

11. Where can I find additional resources?

●	Visit www.fsproxy.com or www.fsinvestments.com/fs-credit-opportunities-corp/

8 The payment of future dividends on FSCO’s common shares is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future dividends.

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Contacts

Advisors and SHAREHOLDERs

877-628-8575

Media (FS Investments)

Melanie Hemmert, media@fsinvestments.com, 215-309-6843

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Company. Words such as “intends,” “will,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geo-political risks, risks associated with possible disruption to the Company’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Company’s operating area, unexpected costs, the price at which the Company’s shares of common stock may trade on the New York Stock Exchange and such other factors that are disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). There can be no assurances that the investment fund will be established, and if it is, the amount or timing of any purchases of Company shares. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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